Exhibit 99.1

AeroGrow Reports Record 1st Quarter Results

●	Revenue Increases 267% to $16.4M
●	Operating Profit Rises to $2.7M – the Company’s First Ever Q1 Profit
●	Gross Margin Improves 1,200+ basis points to 45%
●	Favorable Sales Trends Continue – Accelerated by COVID-19
●	“Grow Anything” Appliance Set to Launch in Q2

Boulder, CO - (August 11, 2020) - AeroGrow International, Inc. (OTCQB: AERO) ("AeroGrow" or the "Company"), the manufacturer and distributor of AeroGardens - the world’s leading family of In-Home Garden Systems™ – announced today its results for the Quarter ended June 30, 2020.

For the 1st quarter of Fiscal Year (FY) 2021 ended June 30, 2020 the Company recorded net revenue of $16.4 million, an increase of 267% from $4.5M in the same period in the prior year.  Income from Operations was $2.7M, up from a loss of $1.1M in the prior year period.

“Our 1st Quarter results were exceptional by every measure,” said President and CEO J. Michael Wolfe.  “Sales across all three of our distribution channels – Amazon, Direct-to-Consumer and Retail – were extremely strong throughout the quarter. This is our third consecutive quarter with record sales and profitability, and we saw further acceleration of our results due to the Covid-19 pandemic beginning in March. This was driven by increased interest in gardening, at-home meal preparation and access to fresh, safe food sources...and the AeroGarden certainly meets all of these needs. We experienced an increase in sales across all product types, including gardens, seed pod kits and accessories.

“During the quarter we were able to refine our pricing model, which primarily drove our gross margin up to 44.8%, an increase of 1,230 bps from 32.5% in the same period last year. Our gross margin also benefited from a larger portion of our sales coming through our Direct-to-Consumer channel (AeroGarden.com), which affords us better margins. In addition, we continued to see very good results and improved efficiencies in our digital marketing programs which played an important role in our sales growth. We believe these programs are further scalable as we enter what is traditionally our peak sales periods. These factors, in addition to increased sales, drove the significant improvement in our operating profit and demonstrate the leverage in our business as it continues to scale.

“We have also successfully expanded capacity with all of our critical suppliers to keep up with what appears to be continued strong demand for our products. Our July sales – while having moderated from the original surge we experienced during the early days of the pandemic – have remained at a considerably higher level on a YOY basis. If this sales trend continues, we believe our expanded supply chain and distribution infrastructure will be prepared to meet it.

“Looking ahead, we have three new product introductions planned for the coming months. We will be introducing a new Farm model and an all new Sprout into our AeroGarden product line, as well as launching the Grow Anything Appliance, our most ambitious product to date. To be known as the “Bloom by Botanicare,” we believe this refrigerator-sized, large-plant growing system is the most advanced in the world. Bloom monitors and dynamically adjusts key environmental factors for each stage of a plant’s development – maximizing the speed of growth, yields, flavor and consistency of thousands of potential plant varieties. Bloom will launch later in our 2nd Quarter with an initial release designed to begin cultivating our community of growers, followed by distribution ramping throughout the fall. Apply to be a part our initial release program at Launch.BloomGrows.com.

“Our balance sheet as of June 30 had $10.3 million in cash on hand and $3.8 million in receivables. In addition, on August 3rd we secured a $7.5 million working capital line of credit from the Scotts Miracle-Gro Company. We believe the combination of our strong balance sheet and working capital line will support our efforts to have sufficient inventory for the upcoming season and take full advantage of additional upside opportunities that may present themselves. Finally, I want to recognize our incredible team here at AeroGrow, all of whom have worked tirelessly to deliver these results while preparing for our upcoming holiday season.

“Thank you for your interest in AeroGrow and I look forward to updating you on our progress.”

Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements by J. Michael Wolfe and/or the Company, statements regarding growth of the AeroGarden product line, ability to raise capital, optimism related to the business, expanding sales, market acceptance of developments and enhancements to our product line, improved margins and profitability, and other statements in this press release are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company’s business. Words such as expects, anticipates, intends, plans, believes, sees, estimates and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including continued market acceptance of the Company’s products or the need to raise additional capital. In addition, actual results could vary materially based on changes or slower growth in the indoor garden market; the potential inability to realize expected benefits and synergies; domestic and international business and economic conditions; changes in customer demand or ordering patterns; changes in the competitive environment including pricing pressures or technological changes; technological advances; shortages of manufacturing capacity; future production variables impacting excess inventory and other risk factors listed from time to time in the Company’s Securities and Exchange Commission (SEC) filings, including in “Item 1A Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2020. The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Additional detailed information concerning a number of the important factors that could cause actual results to differ materially from the forward-looking information contained in this release is readily available in the Company’s publicly filed quarterly, annual and other reports. The Company disclaims any obligation to update developments of these risk factors or to announce publicly any revision to any of the forward-looking statements contained in this release, or to make corrections to reflect future events or developments.

AEROGROW INTERNATIONAL, INC.

BALANCE SHEETS

	June 30, 2020	March 31, 2020
(in thousands, except share and per share data)	(Unaudited)	(Derived from Audited Statements)
ASSETS
Current assets
Cash	$10,304	$9,046
Restricted cash	15	15
Accounts receivable, net of allowance for doubtful accounts of $540 and $376 at June 30, 2020 and March 31, 2020, respectively	3,869	3,422
Other receivables	334	257
Inventory, net	6,328	4,788
Prepaid expenses and other	2,684	1,392
Total current assets	23,534	18,920
Property and equipment and intangible assets, net of accumulated depreciation of $5,624 and $5,467 at June 30, 2020 and March 31, 2020, respectively	1,219	1,229
Operating lease right of use	1,193	1,229
Deposits	655	669
Total assets	$26,601	$22,047

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$2,962	$2,332
Accounts payable related party	3,019	2,396
Accrued expenses	3,234	2,308
Debt associated with sale of intellectual property	19	17
Finance lease liability	18	29
Operating lease liability-current portion	126	58
Total current liabilities	9,378	7,140
Long term liabilities
Notes payable related party	900	900
Operating lease liability	1,166	1,201
Other liability	-	297
Total liabilities	11,444	9,538
Commitments and contingencies
Stockholders' equity
Common stock, $.001 par value, 750,000,000 shares authorized, 34,328,036 shares issued and outstanding at June 30, 2020 and March 31, 2020	34	34
Additional paid-in capital	140,817	140,817
Accumulated deficit	(125,694)	(128,342)
Total stockholders' equity	15,157	12,509
Total liabilities and stockholders' equity	$26,601	$22,047

AEROGROW INTERNATIONAL, INC.

STATEMENTS OF OPERATIONS

	Three Months ended June 30,
	2020	2019
(in thousands, except per share data)
Net revenue	$16,411	$4,475
Cost of revenue	9,054	3,020
Gross profit	7,357	1,455

Operating expenses
Research and development	301	210
Sales and marketing	2,815	1,404
General and administrative	1,574	894
Total operating expenses	4,690	2,508

Income (loss) from operations	2,667	(1,053)

Other (expense) income, net
Interest expense-related party	(23)	(2)
Other (expense) income, net	4	(3)
Total other (expense) income, net	(19)	(5)

Net income (loss)	$2,648	$(1,058)

Net income (loss) per common share, basic and diluted	$0.08	$(0.03)

Weighted average number of common shares outstanding, basic	34,328	34,328

Weighted average number of common shares outstanding, diluted	34,339	34,328

About AeroGrow International, Inc.

Headquartered in Boulder, Colorado, AeroGrow International, Inc. is the leader in the rapidly growing indoor gardening category. AeroGardens allow anyone to grow farmer’s market fresh herbs, salad greens, tomatoes, chili peppers, flowers and more, indoors, year-round, so simply and easily that no green thumb is required. With an AeroGarden…you can grow anything! In April 2013, AeroGrow entered into a strategic partnership with Scotts Miracle-Gro to continue to expand the indoor gardening market. For more information, visit http://www.aerogrow.com.

Investor Relations:

Grey Gibbs

Senior Vice President of Finance and Accounting

grey@aerogrow.com

303-444-7755